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                                                                    EXHIBIT 99.1

RELIABLE POWER SYSTEMS ANNOUNCES EXCLUSIVE AGREEMENT
WITH PERFECT POWER SYSTEMS FOR WORLDWIDE SALES AND USE OF THE SEAMLESS POWER MACHINE (SPM) UTILIZING ELECTROMAGNETIC FLYWHEEL TECHNOLOGY

DENVER-- (BUSINESS WIRE)--July 19, 2001-Reliable Power Systems (OTC BB: RPSI) today announced that they have entered into an agreement with Perfect Power Systems for exclusive worldwide sales and marketing rights to the Seamless Power Machine (SPM). The SPM is a battery-less uninterruptible power system (UPS) that utilizes an electromagnetic flywheel to provide ride through from the primary to the secondary sources of power. Reliable Power Systems is a provider of: 1) power quality and reliability technologies; 2) energy information management technologies and 3) niche distributive power generation,

Reliable Power Systems has committed to purchase a minimum of 65 units over the following 24-months. Reliable Power Systems' list price for the 1250 kva SPM is $850,000 USD.

The SPM was developed to provide quality, reliable power to users that demand critical power. The system works with any generating source including, but not limited to, diesel, natural gas or propane powered generators and fuel cells. The SPM allows the user seamless transition for 1250 kva from one electricity source to another with a frequency drop of less than 1/2 Hz.

The SPM not only bridges between power sources but also provides voltage regulation, power factor correction and current harmonic reduction. The system provides the clean power required by many of today's computer driven devices.

"RPSI is targeting the industrial, medical, telecom and data markets with the SPM and is pleased to have this technology as part of our product offering. The SPM provides unmatched performance and features and has proven reliability even in harsh environments. The market is demanding more than just a bridge from one power source to another. The market wants a system that is monitorable, controllable and provides the clean power that automated and computer driven equipment requires, the SPM addresses all of these issues in a cost effective and reliable package," said David Mazur, Chief Technology Officer.

"Acquiring the worldwide rights to the SPM technology gives us a big advantage in the marketplace. The SPM, along with our Dencor energy management technology, gives us a portfolio of proprietary technology that we believe will be highly competitive. RPSI is well positioned to offer a complete product offering of market driven solutions," said Tom Wiens, Chairman of Reliable Power Systems.

Reliable Power Systems, Inc. (OTCBB: RPSI - news), based in Castle Rock, Colo., develops total power systems for industrial, commercial, medical, data and telecom users that address the growing crisis facing power users from an aging infrastructure, deregulation and surging global demand. The company's solutions include: 1) power quality and reliability technologies; 2) energy information management systems and 3) niche distributed generation. RPSI has several patents and retains the rights to other technologies, all of which provide standards that it believes are unmatched in the industry. For more information please contact Matthew Essig at 720-733-8970.


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Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Company. Information contained in herein contains forward-looking statements, which can be identified by the use of forward-looking terminology such as believes, may, should, or anticipates, or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.